Exhibit 10.1

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of January 17, 2024, is made by and among Hunch Technologies Limited, a private limited company incorporated in Ireland with registered number 607449 (“PubCo”), Aeroflow Urban Air Mobility Private Limited, a private limited company incorporated under the laws of India and a direct wholly owned Subsidiary of PubCo (“IndiaCo”), and Antara Capital Master Fund LP, a Cayman Islands exempted limited partnership (the “Holder”). PubCo and the Holder shall be referred to herein from time to time collectively as the “parties.” Capitalized terms used but not otherwise defined herein, shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, concurrently with the execution of this Agreement, PubCo and IndiaCo are entering into a business combination agreement (the “Business Combination Agreement” and the transactions contemplated therein, the “Business Combination”), by and among PubCo, IndiaCo, FlyBlade (India) Private Limited, a private limited company incorporated under the laws of India (“Hunch Mobility”), Direct Selling Acquisition Corp., a Delaware corporation (“SPAC”) and HTL Merger Sub LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of PubCo (“Merger Sub”);

WHEREAS, PubCo proposes to issue and sell to the Holder, and the Holder proposes to purchase from PubCo, on the terms and subject to the conditions set forth in this Agreement (such transaction, the “Sale”), convertible promissory notes with an aggregate principal amount of $3,000,000, in substantially the form of Exhibit A attached hereto (each, a “Note” and collectively, the “Notes”).

WHEREAS, upon the closing of the Business Combination (the “BCA Closing”), the Notes shall convert into 300,000 PubCo Preferred Shares in the aggregate (the “Repayment Shares”), which, pursuant to their terms, shall be convertible into PubCo Ordinary Shares (the “Converted Repayment Shares,” together with the Notes and the Repayment Shares, the “Securities”).

WHEREAS, the Notes are being offered and sold to the Holder, on the terms and subject to the conditions set forth in this Agreement, without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from the registration requirements under the Securities Act.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Closing.

(a) Issuance of Notes. The sale and purchase of the Notes shall take place at three separate Closings (as defined below). At each Closing (as defined below), PubCo will issue and sell to the Holder, and, subject to all of the terms and conditions hereof, the Holder will purchase one (1) Note, as the case may be, in the principal amount set forth opposite the Holder’s name on Schedule A, Schedule B and Schedule C hereto.

(b) Initial Closing. The initial closing of the Sale (the “Initial Closing”) shall be held remotely, within twenty-four (24) hours of the execution of the Business Combination Agreement, or at such other time and place upon which the parties shall agree in writing (the date of the Initial Closing under this Agreement is hereinafter referred to as the “Initial Closing Date”). At the Initial Closing, PubCo shall execute and deliver a Note with an aggregate principal amount of $1,000,000 to the Holder, and the Holder shall remit $1,000,000 by wire transfer to an account designated by PubCo in writing.

(c) Installment Closings. Following the Initial Closing Date, PubCo shall execute and deliver, and the Holder shall purchase, two additional Notes in two monthly installments at subsequent closings (each, an “Installment Closing,” and together with the Initial Closing, a “Closing”), with an additional aggregate principal amount of $2,000,000 as set forth on Schedule B and Schedule C hereto on the same terms and conditions as those contained herein. The first Installment Closing shall be held on the day one (1) month following the Initial Closing Date and the second Installment Closing shall be held on the day two (2) months following the Initial Closing Date, at such time and place as shall be approved by PubCo and the Holder (such dates are hereinafter referred to as the “Installment Closing Dates,” and along with the Initial Closing Date, a “Closing Date”). At each Installment Closing, PubCo shall execute and deliver a Note to the Holder with an aggregate principal amount set forth on Schedule B or Schedule C, as applicable, and the Holder shall remit the purchase price therefor, as set forth on Schedule B or Schedule C, as applicable, by wire transfer to an account designated by PubCo in writing.

(d) The obligation of the parties to consummate each Closing is subject to the following conditions:

(i) no applicable Governmental Authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii) with respect to each party, that the representations and warranties of the other party contained herein are true and correct in all material respects at and as of each Closing Date.

2. Representations, Warranties and Agreements.

(a) Holder’s Representations, Warranties and Agreements. The Holder represents and warrants to each of PubCo and IndiaCo as follows as of each Closing Date:

(i) The Holder is an exempted company, corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the laws of its jurisdiction of organization, incorporation or formation (as applicable).

(ii) The Holder has the requisite exempted company, corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary exempted company, corporate, limited liability company or other similar action on the part of the Holder. This Agreement has been duly and validly executed and delivered by the Holder and constitutes the valid, legal and binding agreement of the Holder (assuming this Agreement has been, upon execution hereof, duly authorized, executed and delivered by the other parties), enforceable against the Holder in accordance with its terms (except as enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(iii) To the Holder’s knowledge, the execution and delivery of this Agreement by the Holder does not, and the performance by the Holder of its obligations hereunder will not (i) violate any provision of, or result in the breach of, any law to which the Holder is subject or by which any property or asset of the Holder is bound, (ii) conflict with or result in a violation of the governing documents of the Holder, or (iii) violate any provision of or result in breach, default or acceleration under any contract binding upon the Holder or require any consent or approval that has not been given or other action that has not been taken by any person, except in the case of clause (i) or (iii) directly above, as would not reasonably be expected to prevent, enjoin or materially delay the performance by the Holder of its obligations under this Agreement.

(iv) No consent, notice, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Holder with respect to the Holder’s execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except for filings, notices and reports pursuant to, in compliance with or required to be made under the Securities Exchange Act of 1934 (the “Exchange Act”).

(v) To the knowledge of the Holder, no prior approval is required to be procured on account of the existing shareholders of the Holder from the relevant Governmental Authority pursuant to Press Note 3 of 2020 dated April 17, 2020 issued by the Department for Promotion of Industry and Internal Trade read with Rule 6(a) of the Foreign Exchange Management (Non-debt Instruments) Rules 2019 issued by the Government of India in order for the Holder to consummate each Closing in accordance with this Agreement.

(vi) As of the date hereof, there are no Proceedings pending against the Holder, or to the knowledge of the Holder threatened against the Holder, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Holder of its obligations under this Agreement.

(vii) No broker, finder, investment banker or other similar person is entitled to any brokerage fee, finders’ fee or other similar commission in connection with the transactions contemplated hereby based upon arrangements made by the Holder, for which PubCo, IndiaCo or any of their affiliates may become liable.

(viii) The Holder acknowledges and represents that the Holder has received such information as the Holder deems necessary in order to make an investment decision with respect to the Notes and to enter into this Agreement. Without limiting the generality of the foregoing, the Holder has not relied on any statements or other information provided by PubCo, IndiaCo, or any other party to the Business Combination Agreement in making its decision to enter into, deliver and perform its obligations under this Agreement. The Holder further acknowledges that that there have been no representations, warranties, covenants or agreements made to Holder by PubCo, IndiaCo, any other party to the Business Combination Agreement, or any of their respective officers, directors, shareholders, representatives or managers, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Agreement. The Holder acknowledges that the agreements contained herein with respect to the Notes are irrevocable.

(ix) The Holder (i) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, (ii) is purchasing the Notes for its own account or for one or more separate accounts maintained by it for the benefit of one or more other accredited investors and not with a view to the distribution thereof, provided that the disposition of the Holder’s property shall at all times be within the Holder’s control, (iii) has no present intention of selling, granting any participation in, or otherwise distributing the Securities in violation of law and does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to the Securities, (iv) understands that (a) the Securities are, or will be, “restricted securities” under applicable U.S. federal state securities laws and that, pursuant to these laws, the Securities have not been registered under the Securities Act and must be held indefinitely unless they are registered pursuant to the provisions of the Securities Act or if an exemption from registration is available and (b) no public market exists for the Securities and that neither PubCo nor IndiaCo has made any assurance that a public market will ever exist for the Securities, (v) will not sell, transfer or otherwise dispose of the Notes, or any interest therein, the Repayment Shares or the Converted Repayment Shares except in compliance with the terms of this Agreement and the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an applicable exemption therefrom, (vi) acknowledges that PubCo has no obligation to register or qualify the Securities for resale other than as described herein, (vii) is knowledgeable with respect to PubCo, IndiaCo and their subsidiaries and their respective conditions (financial and otherwise), results of operations, businesses, properties, assets, liabilities, plans, management, financing and prospects, (viii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities, and of making an informed investment decision and has so evaluated the merits and risks of such investment and without reliance upon PubCo, IndiaCo, their subsidiaries or affiliates or any other person (except for PubCo’s or IndiaCo’s representations and warranties and statements set forth in this Agreement) made its own analysis and decision to consummate the Sale, (ix) recognizes that an investment in the Securities involves a high degree of risk, including a risk of total loss of the Holder’s investment, and is able to bear the economic risk of an investment in the Securities, including holding them for an indefinite period, and is able to afford a complete loss of such investment, (x) was given the opportunity to ask questions and receive answers concerning the terms and conditions of the Sale and to obtain any additional information which PubCo and IndiaCo possess or can acquire without unreasonable effort or expense, including with respect to PubCo’s, IndiaCo’s and their subsidiaries’ conditions (financial and otherwise), results of operations, businesses, properties, assets, liabilities, plans, management, financing and prospects, and PubCo, IndiaCo and their representatives have answered to the satisfaction of the Holder all inquiries that the Holder has put to PubCo and IndiaCo, and (x) acknowledges that it was afforded the opportunity to conduct due diligence on PubCo, IndiaCo and their subsidiaries prior to execution of this Agreement.

(x) Neither the Holder, nor any person acting on its behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Notes or (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Notes under the Securities Act.

(xi) The Holder understands that nothing in this Agreement or any other materials presented to the Holder in connection with the Sale constitutes legal, tax or investment advice. The Holder has consulted such legal, tax, accounting and investment advisors as it, in its sole discretion, has deemed to be necessary or appropriate in connection with its purchase of the Notes, and it relies solely on such advisors and not on any statements or representations of PubCo, IndiaCo or other parties to the Business Combination Agreement, or any of their respective agents or representatives with respect to such legal, tax, accounting and investment consequences (except for PubCo’s or IndiaCo’s representations and warranties and statements set forth in this Agreement).

(xii) As of the date of this Agreement, the Holder represents and warrants that (i) it is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (ii) its acquisition and holding of the Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law, to the extent such laws are applicable to the Holder.

(xiii) The Holder represents and warrants that it is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or otherwise currently the subject or target of any sanctions administered by the OFAC, the U.S. Department of State or other applicable governmental entity, (ii) owned or controlled by, or acting on behalf of, a person that is named on the OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the Donetsk People’s Republic region of Ukraine, the Luhansk People’s Republic region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Holder agrees to use reasonable best efforts to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Holder is permitted to do so under applicable law.

(xiv) If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Holder represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Holder’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction.

(xv) The Holder hereby acknowledges that the obligations evidenced by the Notes issued hereunder are expressly subordinated in right of payment to the prior payment in full of all indebtedness senior to the Notes, and any Liens on property of PubCo in favor of the Holder are expressly subordinated in priority to any Liens on Pubco’s property in favor of any holder of such senior indebtedness. By executing this Agreement, the Holder agrees to execute and deliver customary forms of subordination agreement requested from time to time by holders of senior indebtedness as a condition to the Holder’s receipt of rights hereunder or under the Notes.

(b) Representations, Warranties and Agreements of PubCo and IndiaCo. Each of PubCo and IndiaCo hereby represents and warrants to the Holder and acknowledges and agrees with the Holder as follows (except with respect to Sections 3(b)(iii), 3(b)(vii), 3(b)(ix) and 3(b)(xi), which are made only by PubCo or IndiaCo, as applicable) as of each Closing Date:

(i) It is a corporation, exempted company, limited liability company, private limited company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the laws of its jurisdiction of formation, incorporation or organization (as applicable). It has the requisite corporate or other entity power and authority to own, operate and lease its properties, rights and assets and to conduct its business as presently conducted, except where the failure to have such power or authority would not reasonably be expected to be, individually or in the aggregate, material to it or any of its subsidiaries. It is duly licensed or qualified as a foreign corporation or other entity in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not reasonably be expected to be, individually or in the aggregate, material to it or any of its subsidiaries.

(ii) This Agreement has been duly authorized, executed and delivered by it, enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) applicable usury laws.

(iii) At each respective Closing, the applicable Note being issued will be, duly authorized, executed and delivered by PubCo, enforceable against PubCo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(iv) This Agreement, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby shall not, directly or indirectly (with or without due notice or lapse of time or both), (i) result in a violation or breach of any provision of its organizational documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (x) any material contract to which either it is a party; or (y) any leases that either it is a party or by which it or any of its respective assets or properties may be bound or affected, (iii) result in the creation of any lien upon any of the properties, equity interests or assets of it (other than any Permitted Lien (as defined in the Business Combination Agreement)) or (iv) violate, or constitute a breach under, any data privacy requirement or any governmental order or applicable law to which either it and any of their respective properties or assets are subject or bound, except in the case of any of clauses (ii) and (iii) above, as would not reasonably be expected to (A) be, individually or in the aggregate, material to it or (B) prevent, materially delay or materially impair the consummation of the transactions contemplated hereby.

(v) No action by, notice, consent, approval, waiver or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of it with respect to the execution, delivery or performance by it of its obligations under this Agreement or the consummation of the transactions contemplated hereby , other than the statutory notification by the PubCo to the Companies Registration Office of the allotment of any shares (as required by section 70 of the Companies Act 2014 of Ireland).

(vi) No broker, finder, investment banker or other similar person is entitled to any brokerage fee, finders’ fee or other similar commission in connection with the transactions contemplated hereby based upon arrangements made by it, for which the Holder or any of its affiliates may become liable.

(vii) Subject to compliance by the Holder with the representations and warranties set forth in Section 2(a) of this Agreement, it is not necessary in connection with the issuance of the Notes to the Holder in the manner contemplated by this Agreement, to register the issuance of the Notes under the Securities Act. None of it, any of its subsidiaries, any of its affiliates or any person acting on its behalf directly or indirectly, has offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the issue of the Notes and require the issuance of the Notes to be registered under the Securities Act.

(viii) PubCo has no indebtedness, that ranks senior in right of payment to, or pari passu in right of payment with, the Notes, whether with respect to payment of principal, interest, redemption, fees, or penalties, or upon liquidation or dissolution of it, or otherwise.

(ix) Subject in part to the truth and accuracy of the Holder’s representations set forth in Section 2(a) of this Agreement, the offer, sale and issuance of the Repayment Shares and the Converted Repayment Shares by PubCo as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and will not result in a violation of the qualification or registration requirements of any applicable state or foreign securities laws, and none of it, any of its subsidiaries, any of its affiliates or any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

(x) The Repayment Shares and Converted Repayment Shares issuable by PubCo upon conversion of the Notes have been duly authorized and validly reserved for issuance, and when issued, sold and delivered in accordance with the terms of the Notes, will be duly authorized and validly issued, fully paid and nonassessable.

(xi) It has exercised reasonable care to determine whether any Company Covered Person (as defined herein) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”). To its knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Securities Act. For purposes of the Notes, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act; provided, however, that Company Covered Persons do not include (a) the Holder, or (b) any person or entity that is deemed to be an affiliated issuer of it solely as a result of the relationship between it and the Holder.

(xii) PubCo shall use the aggregate proceeds of the Notes (i) up to $750,000 solely for working capital purposes for the operation of IndiaCo’s business, (ii) the remaining aggregate proceeds of the Notes other than the proceeds used in accordance with clause (i) solely for the acquisition of aircraft and (iii) in each case of clauses (i) and (ii) in compliance with all applicable laws.

(xiii) Except for the representations and warranties made by it that are contained in this Section 2(b), none of it, any of its subsidiaries, or any of its respective officers, directors, employees, stockholders, affiliates, agents, advisors or other representatives, or any other person or entity acting on behalf of it, or any other party to the Business Combination Agreement, makes any representations or warranties, express or implied, and it hereby expressly disclaims any other representations or warranties made with respect to it or its respective subsidiaries or affiliates, the Notes, the Repayment Shares, the Converted Repayment Shares, this Agreement or the Sale or the transactions contemplated hereby.

(xiv) Pubco and IndiaCo agree that the Holder may rely upon the representations and warranties made by each of PubCo and IndiaCo to SPAC in Article III of the Business Combination Agreement which representations and warranties shall be subject to the limitations set out in the Business Combination Agreement and shall also be qualified by disclosures contained in the disclosure schedules to the Business Combination Agreement.

3. Additional Covenants.

(a) Repayment Shares.

(i) At the BCA Closing, PubCo shall issue the Repayment Shares to the Holder in book-entry form, and shall make appropriate notation on the books and records of PubCo with respect thereto.

(ii) Upon conversion of the Repayment Shares, from time to time in accordance with their terms, PubCo shall record the Converted Repayment Shares in book-entry form, and shall make appropriate notation on the books and records of PubCo with respect thereto.

(iii) Upon issuance, the Repayment Shares and, upon conversion, the Converted Repayment Shares will have been duly authorized, validly issued, fully paid and nonassessable, and shall be free and clear of any and all liens, except for restrictions imposed by applicable securities laws.

(iv) The book-entry interests representing the Repayment Shares and the Converted Repayment Shares shall bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

(b) Any legend set forth in, or required by, the Business Combination Agreement or an ancillary agreement thereto.

(c) Any legend required by the securities laws of any state to the extent such laws are applicable.

(v) PubCo shall cooperate with holders of the Repayment Shares and the Converted Repayment Shares to cause the removal of all restrictive legends from any Repayment Shares or Converted Repayment Shares being properly sold under the Registration Statement or pursuant to Rule 144 under the Securities Act within two (2) Business Days of a holder’s request and cause its legal counsel to deliver the necessary legal opinions, if any, to Pubco’s transfer agent in connection with the instruction to remove the restrictive legends upon the receipt of such supporting documentation, if any, as reasonably requested by such counsel.

(vi) PubCo shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation (x) prior to the conversion of the Notes, for a sufficient number of Repayment Shares for delivery or issuance and Converted Repayment Shares for delivery or issuance and (y) following the conversion of the Notes, for a sufficient number of the Converted Repayment Shares for delivery or issuance.

(vii) At the BCA Closing, the Converted Repayment Shares shall be approved for listing on the New York Stock Exchange, New York Stock Exchange American, Nasdaq Stock Market or any other national securities exchange; provided, in each case, such exchange is a recognized stock exchange for the purposes of Section 90 of the Stamp Duties Consolidation Act, 1999 of Ireland.

(viii) The Converted Repayment Shares shall be included as “Registrable Securities” as such term is defined under that certain Registration Rights Agreement contemplated by the Business Combination Agreement, and the Holder (and its permitted transferees under Section 4(e) of this Agreement) shall be a party to such Registration Rights Agreement.

4. Miscellaneous.

(a) Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

(i) The Holder acknowledges that PubCo and IndiaCo, and others, will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to each Closing, the Holder agrees to promptly notify PubCo and IndiaCo if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate (subject to any qualification as to materiality applicable thereto).

(ii) Each of the Holder, PubCo and IndiaCo is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(iii) The Holder shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement on the terms and conditions described herein.

(b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by email (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties as follows:

(i) If to PubCo or IndiaCo:

Hunch Technologies Limited

5th Floor, The Circle, Millenium City Centre, Gurugram Sec 29, Haryana

122002, India

Attn: Mr. Amit Dutta

Email: amit@flyblade.in

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, U.S.A.

Attn: Meredith Laitner, Esq.

David H. Landau, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

E-mail: mlaitner@egsllp.com

    dlandau@egsllp.com

(ii) If to the Holder, to such address or addresses set forth on the signature page hereto;

or to such other address or addresses as the parties may from time to time designate in writing. Without limiting the foregoing, any party may give any notice or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.

(c) Entire Agreement. This Agreement, together with the Notes, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter(s) entered into relating to the subject matter hereof.

(d) Modifications and Amendments. This Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the parties hereto.

(e) Assignment. The Holder may assign its rights under this Agreement to any transferee in connection with a transfer permitted under the Notes.

(f) Benefit. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

(g) Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of, or relating to, any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) or any of the transactions contemplated hereby or any of the transactions contemplated thereby, shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

(h) Submission to Jurisdiction. Any proceeding based upon, arising out of, or relating to (i) this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby, must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can

acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (a) submits to the exclusive jurisdiction of each such court in any such proceeding, (b) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum in such courts, (c) agrees that all claims in respect of the proceeding shall be heard and determined only in any such court and (d) agrees not to bring any proceeding based upon, arising out of or relating to, this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any proceeding brought pursuant to this Section 4(h).

(i) Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, PROCEEDING OR CAUSE OF ACTION BASED UPON, ARISING OUT OF, OR RELATING TO, (I) THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, PROCEEDING OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(i).

(j) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable law, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(k) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(l) Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement shall survive each Closing.

(m) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(n) Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by email transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(o) Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

(p) Mutual Drafting. This Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against any party.

(q) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Holder, on the one hand, PubCo and IndiaCo, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.

(r) No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future shareholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect shareholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

(s) Expenses. Each party shall bear its own expenses in connection with the negotiation and drafting of this Agreement and transactions contemplated hereby.

(t) Confidentiality. This Agreement is to be kept strictly confidential and none of PubCo, IndiaCo or the Holder may disclose the existence or the terms hereof to any person without the consent of the other party, other than (a) as required by Law (including any public disclosure in connection with the Business Combination), (b) to each party’s officers, directors, employees, accountants, attorneys, and other advisors, (c) to any equity holder of PubCo or IndiaCo, (d) to any current or potential financing source of PubCo, IndiaCo or any potential acquirer, directly or indirectly, of an equity interest in PubCo or IndiaCo, and, in the case of the foregoing clauses (c) and (d), only if the recipient thereof is subject to confidentiality obligations in respect thereof, or (e) to the parties to the Business Combination Agreement and their respective officers, directors, employees, accountants, attorneys and other advisors.

[signature page follows]

IN WITNESS WHEREOF, each of PubCo, IndiaCo and the Holder has executed or caused this Note Purchase Agreement to be executed by its duly authorized representative as of the date set forth below.

HUNCH TECHNOLOGIES LIMITED

By:	/s/ Amit Dutta
Name: Amit Dutta
Title: Director

AEROFLOW URBAN AIR MOBILITY PRIVATE LIMITED

By:	/s/ Vikram Singh
Name: Vikram Singh
Title: Director

ANTARA CAPITAL MASTER FUND LP acting by

Antara Capital Fund GP LLC

By:	/s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Managing Member
	Notice Address:	55 Hudson Yard, 47th Floor, Suite C, New York New York, U.S.A, 10001

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

THIS CONVERTIBLE PROMISSORY NOTE (“NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS NOTE, PLEASE CONTACT HUNCH TECHNOLOGIES LIMITED, 5TH FLOOR, THE CIRCLE, MILLENIUM CITY CENTRE, GURUGRAM SEC 29, HARYANA 122002, INDIA.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $[•]	Dated as of [•], 2024

Hunch Technologies Limited, a private limited company incorporated in Ireland with registered number 607449 (“PubCo” or the “Maker”), promises to pay to the order of Antara Capital Master Fund LP, a Cayman Islands exempted limited partnership, or its registered assigns or successors in interest (the “Payee”), the principal sum of $1,000,000 in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds.

Immediately prior to the issuance of this Note, among other things, the Maker, Aeroflow Urban Air Mobility Private Limited, a private limited company incorporated under the laws of India and a direct wholly owned Subsidiary of Maker (“IndiaCo”), and Payee entered into a Note Purchase Agreement (the “Note Purchase Agreement”).

Capitalized terms used herein without definition shall have the meanings given to such terms in the Note Purchase Agreement unless otherwise specified.

1. Principal. The Outstanding Amount (as defined below) shall be automatically due and payable in full on the date that is the earlier of (1) three (3) business days following the termination of the Business Combination Agreement and (2) 363 days from the date of issuance of the Note (as applicable, the “Maturity Date”).

2. Interest. Interest shall accrue on the unpaid principal balance of this Note, together with any interest accrued but unpaid thereon (such principal amount and interest, the “Outstanding Amount”), at an annual rate equal to 10% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days from the date of this Note until the Outstanding Amount is paid (or this Note is converted, as provided in Section 4). Interest shall accrue daily and be paid quarterly either, at the option of the Maker, in cash or in kind by an increase of the Outstanding Amount by the entire amount of the interest payment due on the applicable interest payment date (“PIK Interest”), with the first interest payment date being the first three-month anniversary of the date of this Note (each, a “Quarterly Payment Date”). Following any increase in the Outstanding Amount of this Note on the applicable Quarterly Payment Date by the amount of the PIK Interest, this Note will bear interest on such increased Outstanding Amount from and after such Quarterly Payment Date. For clarity, unless the context otherwise requires, references to “Outstanding Amount” of this Note includes any increase to such amount as a result of the payment of PIK Interest. Any accrued interest, which for any reason has not theretofore been paid, shall be paid in full on the date on which the final principal payment on this Note is made.

3. Application of Payments. All payments shall be applied solely to the reduction of the unpaid Outstanding Amount of this Note. This Note may not be prepaid without the consent of the Payee.

4. Conversion.

(a) Conversion Mechanics. In connection with the closing of the Business Combination, the Outstanding Amount shall automatically convert into 100,000 preferred shares of PubCo having such terms as set forth in Schedule I provided that the closing of the Business Combination shall occur on or prior to the Maturity Date.

(b) Effect of Conversion. In the event that this Note is converted pursuant to Section 4(a) of this Note, the Payee shall surrender this Note, duly endorsed, to the Maker, and this Note shall thereupon be canceled (subject to fulfillment of all of the Maker’s obligations under the Note Purchase Agreement or in any other agreement between the Maker and the Payee).

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by the Maker to pay any amount due pursuant to this Note within five (5) business day of the applicable Maturity Date.

(b) Breaches of Covenants. The failure by the Maker and IndiaCo to observe, keep or perform any other covenant, obligation, condition or agreement contained in the Note Purchase Agreement, with such failure continuing for thirty (30) days after the earlier of the Payee’s (i) receipt of written notice to the Payee of such failure or (ii) actual knowledge of such failure.

(c) Breaches of Representations and Warranties. Failure of any of the representations and warranties of the Maker or IndiaCo under the Note Purchase Agreement to be true and correct in all material respects as of the date of this Note.

(d) Other Payment Obligations. As to Indebtedness (as defined herein) for borrowed money of the Maker or IndiaCo in an aggregate amount in excess of two hundred and fifty thousand dollars ($250,000) at any time: (i) the Maker, IndiaCo or any of their subsidiaries shall fail to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any such Indebtedness and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, (ii) any other default shall exist under any agreement or instrument of the Maker, IndiaCo or any of their subsidiaries related to any such Indebtedness, or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, or (iii) any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required payment) prior to the stated maturity thereof. “Indebtedness” shall mean all amounts due in connection with (A) indebtedness of the Maker, IndiaCo or any of their subsidiaries to banks or other lending institutions regularly engaged in the business of lending money, and (B) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such indebtedness, or any indebtedness arising from the satisfaction of such indebtedness by a guarantor.

(e) Judgements. A final judgment or order shall be rendered by a court of competent jurisdiction against the Maker, IndiaCo or any of their subsidiaries and such judgment or order shall remain unsatisfied or undischarged and in effect for thirty (30) consecutive days without a stay of enforcement or execution or distress, enforcement power, execution, charging order, garnishee order or other process shall be levied upon or enforced upon any part of the assets or property of the Maker, IndiaCo or any of their subsidiaries which is not paid out or discharged within 30 consecutive days; provided that this Section 5(e) shall not apply (i) to any judgment for which the Maker, IndiaCo or any of their subsidiaries is fully insured (except for normal deductibles in connection therewith) and with respect to which the insurer has assumed the defense and is not defending under reservation of right and with respect to which Maker, IndiaCo or any of their subsidiaries reasonably believes the insurer will pay the full amount thereof (except for normal deductibles in connection therewith) or (ii) to the extent that the aggregate amount of all such judgments and orders does not exceed $375,000.

(f) Voluntary Bankruptcy, Etc. The commencement by the Maker or IndiaCo of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, provisional liquidator, examiner, interim examiner, process adviser, administrator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or IndiaCo, or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the Maker or IndiaCo convening a meeting of, or proposing to enter into any arrangement or composition with or for the benefit of, their creditors, or the failure of the Maker or IndiaCo generally to pay its debts as such debts become due, or the taking of corporate action by the Maker or IndiaCo in furtherance of any of the foregoing including the passing of an effective resolution for the winding up of the Maker or IndiaCo.

(g) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker or IndiaCo in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, provisional liquidator, examiner, interim examiner, process adviser, administrator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or IndiaCo, or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the Maker or IndiaCo being deemed to be unable to pay its debts within the meaning of section 570 of the Companies Act 2014 of Ireland or the applicable provisions of the (Indian) Insolvency and Bankruptcy Code 2016, as the case may be.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Sections 5(a), 5(b) and 5(c) hereof, interest shall accrue at the rate of 17% per annum on the Outstanding Amount until the entire Outstanding Amount is paid in full.

(b) Upon the occurrence of an Event of Default specified in Sections 5(d), 5(e), 5(f) and 5(g), the Outstanding Amount, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

(c) Upon the occurrence of an Event of Default specified in Section 5 hereof, in addition to the remedies specified in Sections 6(a) and 6(b) hereof, the Payee may take such proceedings and/or other action against the Maker to enforce their obligations under this Note and under the Note Purchase Agreement.

(d) In the event of an Event of Default hereunder, Maker shall pay the Payee’s reasonable attorney’s fees in collecting under and enforcing this Note.

7. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker or any endorser or guarantor of, or surety for, this Note by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker and all endorsers and guarantors of, and sureties for, this Note agree that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

8. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by email (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties as follows:

(i)	If to the Maker:

Hunch Technologies Limited

5th Floor, The Circle, Millenium City Centre, Gurugram Sec 29, Haryana

122002, India

Attn: Mr. Amit Dutta

Email: [***]

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, U.S.A.

Attn: Meredith Laitner, Esq.

David H. Landau, Esq.

E-mail: [***], [***]

(ii)	If to the Payee:

Antara Capital Master Fund LP

55 Hudson Yards, 47th Floor, Suite C

New York, New York, 10001

Attn: Raph Posner

Email: [***]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Los Angeles, CA 90067

Attn: Dov Kogen

Email: [***]

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Christian O. Nagler, P.C.

Peter Seligson, P.C.

Marshall P. Shaffer, P.C.

Email: [***], [***], [***]

or to such other address or addresses as the parties may from time to time designate in writing. Without limiting the foregoing, any party may give any notice or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.

9. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

10. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Termination. This Note shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the repayment of the Outstanding Amount in full.

12. Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof; provided, that, nothing herein is intended to supersede the Note Purchase Agreement or any documentation contemplated thereby, unless so specified. In the event of any inconsistency between the statements in the body of this Note and the Note Purchase Agreement, the statements in the body of the Note Purchase Agreement shall control.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14. Costs. Maker shall pay all documentary, stamp, transfer and other transactional taxes attributable to the issue to the Payee of this Note and the issue of securities upon conversion or exchange of this Note, if any.

15. Assignment. The holder of this Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Maker’s office, and promptly thereafter and at the Maker’s expense, receive in exchange therefor one or more new Note(s), dated the date of this Note and in the name of such person or persons as shall have been designated in writing by such holder or its attorney for the Outstanding Amount. Upon receipt by the Maker of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Maker, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as this Note, in the same principal amount as the Outstanding Amount and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note. This Note may not be transferred, assigned or delegated by the Maker without the prior written consent of the Payee. The Payee may assign this Note without the prior written consent of the Maker to any of its affiliates, so long as the applicable assignee executes a joinder to this Note, in form and substance reasonably satisfactory to the Maker, pursuant to which such assignee agrees to be bound by the terms hereof as though such assignee was the Payee. This Note and all of the provisions hereof shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

16. Senior Indebtedness. The Maker and the Payee agree that this Note is a general senior unsecured obligation of the Maker ranking senior in right of payment to any existing Indebtedness of the Maker. “Indebtedness” shall mean all amounts due in connection with (i) indebtedness of the Maker to banks or other lending institutions regularly engaged in the business of lending money, and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such indebtedness, or any indebtedness arising from the satisfaction of such indebtedness by a guarantor.

17. Tax Matters.

(a) In each case for U.S. federal income tax and applicable state and local tax purposes, the Payee and the Maker agree to treat this Note (i) as indebtedness of the Maker, (ii) not as a contingent payment debt instrument within the meaning of Treasury Regulations Section 1.1275-4 and (iii) any conversion of this Note to preferred shares of PubCo as a transaction for which no gain or loss is realized pursuant to Internal Revenue Service Revenue Ruling 72-265, and the Payee and the Maker shall take no contrary position on any tax return or before any taxing authority unless otherwise required by a final determination within the meaning of Section 1313 of the Code or any corresponding provision of state or local law.

(b) The Maker shall make all payments to be made by it under this Note without any withholding or deduction for or on account of tax (a “Tax Deduction”), unless a Tax Deduction is required by law. If a Tax Deduction is required by law to be made by the Maker, the Maker shall not be required to pay any additional amounts to Payee as a result of such Tax Deduction. The Maker shall cooperate with Payee to reduce or eliminate any such deduction or withholding to the extent permitted by applicable Law. The Payee shall use reasonable best efforts to provide on or before the first interest payment date hereunder the Maker with appropriate tax forms and such other information as reasonably requested by the Maker in order to establish an exemption from any withholding under the tax laws of Ireland.

18. Submission to Jurisdiction. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any federal court within the State of Delaware, and then, if such federal court declines to accept jurisdiction, any state or federal court within New York, New York), for the purposes of any Action (as defined in the Note Purchase Agreement) (i) arising under this Note or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Note or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action or cause thereof against such party (x) arising under this Note or (y) in any way connected with or related or incidental to the dealings of the parties in respect of this Note or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (a) any claim that such party is not personally subject to the jurisdiction of the courts as described in this Section 18 for any reason, (b) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (x) the Action or cause thereof in any such court is brought against such party in an inconvenient forum, (y) the venue of such Action or cause thereof against such party is improper; or (z) this Note, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth on their signature pages hereto shall be effective service of process for any such Action, demand, or cause thereof.

19. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS NOTE OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS NOTE OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF THE PARTIES HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

HUNCH TECHNOLOGIES LIMITED

By:
Name: Amit Dutta
Title: Director

Agreed and Acknowledged:

ANTARA CAPITAL MASTER FUND LP acting by

ANTARA CAPITAL FUND GP LLC

By:
Name:	Himanshu Gulati
Title:	Managing Member

SCHEDULE I

Hunch Technologies Limited

Convertible Promissory Note Term Sheet

Summary of Terms and Conditions

This term sheet (the “Term Sheet”), dated as of January 17, 2024, outlines certain indicative terms and conditions of a Promissory Note purchase.

This term sheet is for discussion purposes only and is not (and shall not be construed as) an offer or acceptance with respect to any potential transaction. This Term Sheet does not purport to summarize all conditions, representations, warranties and other provisions with respect to the transactions referred to herein. Any final agreement, if reached between the parties, is subject to, among other things, full prior approval of the investment committees of the prospective investors, satisfactory business, technical, legal and financial due diligence and satisfactory legal documentation. The information contained herein is made available on a confidential basis and may not be provided to any third party without the prior written consent of the prospective investors.

Issuer:	Hunch Technologies Limited, a private limited company incorporated in Ireland with registered number 607449 (to be re-registered as a public company limited by shares).

IndiaCo:	Aeroflow Urban Air Mobility Private Limited, a private limited company incorporated under the laws of India (“IndiaCo”).

Purchaser:	Antara Capital Master Fund LP, a Cayman Islands exempted limited partnership.

Investment:	An aggregate of USD$1.0 million will be contributed to the Issuer within the first twenty-four (24) hours of the announcement and execution of definitive agreements relating to the Business Combination (the “BCA Announcement”), through a promissory note, an additional USD$1.0 million will be contributed to the issuer through a promissory note on the day one (1) month following the BCA Announcement and an additional USD$1.0 million will be contributed to the Issuer through a promissory note two (2) months following the BCA Announcement (each, a “Promissory Note” and collectively, the “Promissory Notes”), with each Promissory Note convertible into 100,000 of newly issued convertible preferred equity shares (the “Preferred Equity”), at the closing of the proposed business combination (the “Business Combination”) between Direct Selling Acquisition Corp. (the “SPAC”) and IndiaCo, and subject to the terms and conditions set forth herein. If the Business Combination does not close, then the Promissory Notes are immediately due and payable by the Issuer, plus any interest accrued and unpaid.

Dividend Rate:	Dividends on the Preferred Equity (“Preferred Dividends”) shall accumulate daily (prior to any conversion into Common Shares) from closing on a cumulative basis and shall be payable quarterly in cash in arrears, in an amount equal to 10.00% per annum. Notwithstanding the foregoing, Issuer may make distributions on the Preferred Equity by delivery of additional Preferred Equity in lieu of cash distributions as provided above (such distributions, “PIK Distributions”) and the par value per additional Preferred Equity shall be discharged by the Issuer or an affiliate of the Issuer that is permitted to do so under, or otherwise in accordance with, Irish law and other applicable laws.

The Preferred Equity will participate, on an as-converted basis, in any dividends paid to the holders of the Issuer’s ordinary shares (“Common Shares”) (whether in the form of cash, stock, property, debt or other assets, including any spin-off or similar transaction).

Optional Conversion:	The Preferred Equity shall be convertible into Common Shares, at any time, at the option of the holder of such Preferred Equity, at a fixed conversion price of $12.00 per share (“Conversion Price”). In connection with any optional conversion of Preferred Equity, the Conversion Price shall be adjusted for accrued but unpaid dividends to the conversion date.

Conversion at Option of Issuer:	Beginning on the third anniversary of the Closing Date, the Issuer will have the option to require all (but not less than all) outstanding issued shares of Preferred Equity to automatically convert (unless previously converted at the option of the holder of such Preferred Equity) into a number of Common Shares at the Conversion Price if the volume weighted average price of the Common Shares exceeds 150% of the Conversion Price for any twenty (20) trading days during a thirty (30) trading day period. Any conversion by the Issuer prior to the 3rd anniversary of the Closing Date shall otherwise comply with this provision and include all unpaid Preferred Dividends that would have accrued up to and including the 3rd anniversary of the Closing Date.

Issuance Limits:	Without restricting the Issuer’s ability to satisfy dividend payment obligations through PIK Distributions or other issuances in lieu of cash, in the Issuer’s discretion, none of the terms or rights of the Preferred Equity shall cause the Issuer to be required to issue or re-designate (upon conversion or otherwise) such number of shares as would exceed 19.99% of total outstanding shares or voting power of the Issuer, and provided further, that all issuances hereunder shall be subject to volume restrictions and applicable Nasdaq listing requirements.

Closing Date:	USD$1.0 million Bridge Investment will be contributed to the Issuer through a $1.0 million Promissory Note within twenty-four (24) hours of the BCA Announcement, an additional USD$1.0 million will be contributed to the issuer through a Promissory Note on the day one (1) month following the BCA Announcement and an additional USD$1.0 million will be contributed to the Issuer through a Promissory Note two (2) months following the BCA Announcement (with Purchaser to receive shares of Preferred Equity equivalent to the amount of the Bridge Investment upon consummation of the Business Combination) and shall contain market terms addressing a failure of the Business Combination to close other than due to a breach of Purchaser or the failure of Purchaser to satisfy a closing condition.

Required Redemption:	TBD in a manner that complies with SEC’s recent position relative to put features.

Liquidation Preference:	“Liquidation Preference” means the Investment plus all accrued and unpaid dividends.

In the event of a liquidation or winding up prior to the 3rd anniversary of the Closing Date, the holders of the Preferred Equity will be entitled to receive the greater of the proceeds from liquidity event (as per their shareholding in the Issuer on an as-converted basis ) and the Liquidation Preference, with the Liquidation Preference being deemed to include all unpaid dividends that would have accrued up to and including the 3rd anniversary of the Closing Date.

Conversion Upon
Change of Control:	Upon a change of control (prior to the third anniversary of the Closing Date), Preferred Equity shall convert to Common Shares.

Voting Rights:	The Preferred Equity will confer on the holders thereof the right to receive notice of, attend and vote at general meetings of the Issuer. The Preferred Equity will vote with the Common Shares as a single class on an as-converted basis (giving effect to any accrued but unpaid dividends) on all matters submitted to a vote of the holders of Common Shares. The Preferred Equity will be entitled to vote on certain matters as required by law as a separate class and the affirmative vote of a majority of the outstanding Preferred Equity will be required to approve such matters.

Ranking:	The Preferred Equity will rank senior to all common shares and any other existing or future class or series of equity securities of Issuer at the closing of and following the Business Combination with respect to distribution and liquidation rights.

Conditions Precedent to Closing:	The Investment is subject to the satisfaction of customary conditions for investments of this nature, including, but not limited to the following conditions precedent:

(a) the conditions to the closing of the Business Combination being satisfied or waived;

(b) Purchaser completing to its satisfaction such bring-down due diligence regarding the Issuer as is customary for an investment of this nature;

(c) compliance with all laws in relation to the closing of this investment;

(d) execution and delivery of mutually agreed definitive documentation; and

(e) receipt of satisfactory customary closing deliverables.

Transfer Restrictions:	The Preferred Equity (and underlying Common Shares) shall be freely transferrable, subject to a mutually agreed disqualified transferee list and applicable securities laws.

DTC:	One year after closing of the Business Combination, at the request of the Purchaser, Issuer will cause the Preferred Equity to be eligible for settlement through the facilities of DTC, and also will cooperate with the holders of the Preferred Equity to cause the removal of all restrictive legends being properly solder under an effective registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended, within two business days of a holder’s request and cause its legal counsel to deliver the necessary legal opinions, if any, to Issuer’s transfer agent in connection with the instruction to remove the restrictive legends upon the receipt of such supporting documentation.

Other Terms:	The definitive documentation shall include other terms and provisions customary to an investment of this nature, including, without limitation, customary and appropriate (i) representations and warranties, (ii) covenants, (iii) limited indemnification provisions and (iv) equity considerations, in each case, on terms and conditions to be agreed.

Expenses:	Each party shall be responsible for its own expenses.

SCHEDULE A

INITIAL CLOSING DATE SCHEDULE OF HOLDER

Holder	Principal Amount / Purchase Price
Antara Capital Master Fund LP	$1,000,000
Total	$1,000,000

SCHEDULE B

FIRST INSTALLMENT CLOSING SCHEDULE OF HOLDER

Holder	Principal Amount / Purchase Price
Antara Capital Master Fund LP	$1,000,000
Total	$1,000,000

SCHEDULE C

SECOND INSTALLMENT CLOSING OF HOLDER

Holder	Principal Amount / Purchase Price
Antara Capital Master Fund LP	$1,000,000
Total	$1,000,000